Exhibit (n)(2)

APPENDIX A

Funds and Classes as of: September 9, 2025

Fund	Classes
Affinity World Leaders Equity ETF	[no class designation]
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Universal Fixed Income ETF	[no class designation]
Anfield U.S. Equity Sector Rotation ETF	[no class designation]
Regents Park Hedged Market Strategy ETF	[no class designation]
Conductor Global Equity Value ETF	[no class designation]
Tactical Dividend Momentum Fund	Class A Class C Class I Class R
Holbrook Income Fund	Class A Class I Investor Class
Holbrook Structured Income Fund	Class I Investor Class Class A
Holbrook Total Return Fund	Class I Investor Class Class A
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Municipal Income Fund	Class I Class N
Redwood AlphaFactor Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend Fund	Class I Class N
LeaderShares AlphaFactor Core ETF	[no class designation]
LeaderShares Systematic Macro Trend ETF	[no class designation]
LeaderShares Activist Leaders ETF	[no class designation]
LeaderShares AlphaFactor Tactical Focused ETF	[no class designation]
LeaderShares Equity Skew ETF	[no class designation]
LeaderShares Dynamic Yield ETF	[no class designation]
Liberty One Spectrum ETF	[no class designation]
Liberty One Defensive Dividend Growth ETF	[no class designation]
Liberty One Tactical Income ETF	[no class designation]